As filed with the Securities and Exchange Commission on November 4, 1999

                   Registration Statement No. 333-[__________]


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                           CHAMPPS ENTERTAINMENT, INC.
                     (f\k\a Unique Casual Restaurants, Inc.)
             (Exact name of Registrant as specified in its charter)

Delaware                                                              04-3370491
(State of incorporation)                 (I.R.S. Employer Identification Number)


                               One Corporate Place
                                55 Ferncroft Road
                        Danvers, Massachusetts 01923-4001
                                 (978) 774-6606

   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

      Non-Qualified Stock Option Agreement, dated as of September 16, 1999
                            (Full Title of the Plan)


                              WILLIAM H. BAUMHAUER
                             Chief Executive Officer
                           Champps Entertainment, Inc.
                                55 Ferncroft Road
                        Danvers, Massachusetts 01923-4001
                                 (978) 774-6606

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ----------------------------

                                 With a copy to:
                            Ettore A. Santucci, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                                 53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE


Title of Securities Being        Amount to be           Proposed Maximum          Proposed Maximum               Amount of
       Registered              Registered (1)(2)    Offering Price Per Share  Aggregate Offering Price(3)    Registration Fee

----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value              750,000                   $4.00                  $3,000,000                  $834.00
$.01 per share




(1) Plus such additional number of shares as may be required pursuant to the Non-Qualified Stock Option Agreement in the event of a stock dividend, stock split, recapitalization or other similar event.

(2) This Registration Statement also relates to the rights to purchase shares of Preferred Stock of the Registrant which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement adopted on January 30, 1999. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such Common Stock. Because no separate consideration is paid for the rights, the registration fee therefor is included in the fee for the Common Stock. This Registration Statement also relates to such additional shares as may be issuable as a result of certain adjustments including, without limitation, stock dividends, stock splits and distributions of options, warrants, convertible securities, evidences of indebtedness or assets.

(3) The aggregate offering price and fee are computed based on the exercise price of the options to purchase shares of common stock of Champps Entertainment, Inc., par value $.01 per share, which have been granted pursuant to that certain Non-Qualified Stock Option Agreement, granting stock options as of o, in accordance with Rule 457(h) under the Securities Act of 1933.

                                     PART I


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUSES

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*


* Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Introductory Note to Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     Champps   Entertainment,   Inc.  (the  "Company")  hereby  incorporates  by
reference the documents listed in (a) through (e) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 27, 1999, filed with the Commission on October 28, 1999;

        (b) No reports have been filed by the Company pursuant to Section 3(a) or 15(d) of the Exchange Act of 1934 since the fiscal year ended June 27, 1999; and

        (c) The description of the Preferred Stock Purchase Rights on Form 8-A, filed with the Commission on February 2, 1998, under Section 12(g) of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

        Not Applicable.


Item 5. Interests of Named Experts and Counsel.

        Not Applicable.


Item 6. Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under subsection (a) the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been found to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (d) of Section 145 of the DGCL permits indemnification under subsections (a) and (b) of Section 145 only if authorized in the specific case following a determination that the individual seeking indemnification has met the standard of conduct required by the applicable subsection. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that the corporation has the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the corporation or its stockholder; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

     Article V of the By-laws of the Company provides for indemnification by the Company of its directors and officers to the fullest extent authorized by the DGCL against expenses (including attorneys' fees, judgments, fines and amounts reasonably paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director or officer of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal proceedings, if such person had no reasonable cause to believe that his or her conduct was unlawful.

     Article VII of the Certificate of Incorporation of the Company (the "Certificate of Incorporation") provides that a Director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) for any transaction from which the Director derived an improper personal benefit. The Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.


Item 7. Exemption from Registration Claimed.

        Not applicable.


Item 8. Exhibits.

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibits

5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).

23.2 Consent of Deloitte & Touche LLP, Independent Auditors.

24.1 Powers of Attorney (included on the signature page of this registration statement).

----------------

Item 9. Undertakings.

          (a)  The undersigned registrant hereby undertakes:

                      (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act;

                         (ii) To reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   registration
                    statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Danvers, Commonwealth of Massachusetts, on November 2, 1999.

                                       CHAMMPS ENTERTAINMENT, INC.

                                       By: /s/William H. Baumhauer
                                       ---------------------------
                                           William H. Baumhauer
                                           Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Champps Entertainment, Inc. hereby severally constitute William H. Baumhauer and Donna L. Depoian (Vice President and General Counsel), and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Champps Entertainment, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                           Capacity                         Date
---------                           --------                         ----

/s/William H. Baumhauer  Chairman of the Board of Directors,    November 2, 1999
-----------------------  President and Chief Executive
                         Officer (Principal Executive Officer)
William H. Baumhauer


/s/William H. Baumhauer  Acting Chief Financial Officer         November 2, 1999
-----------------------  (Principal Financial Officer
William H. Baumhauer     and Principal Accounting Officer)



/s/Timothy R. Barakett   Director                               November 2, 1999
-----------------------
Timothy R. Barakett


/s/James S. Goodwin      Director                               November 2, 1999
-----------------------
James S. Goodwin


/s/Nathaniel Rothschild  Director                               November 2, 1999
-----------------------
Nathaniel Rothschild


/s/Alan D. Schwartz      Director                               November 2, 1999
-----------------------
Alan D. Schwartz

                                  EXHIBIT INDEX


Exhibit                            Description
No.

5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

23.1     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).

23.2     Consent of Deloitte & Touche LLP, Independent Auditors.

24.1 Powers of Attorney (included on the signature page of this registration statement).

----------------